CERTIFICATE

The undersigned hereby certifies that he is the Principal Accounting Officer of CPG Carlyle Commitments Fund, LLC and CPG Carlyle Commitments Master Fund, LLC, each a limited liability company organized under the laws of the State of Delaware (the "Carlyle Funds"); that the following is a true and correct copy of the resolutions duly adopted by a vote at a meeting of the Board of Directors of the Carlyle Funds on June 12, 2017, at which meeting a quorum was at all times present and acting; and that said resolutions are in full force and effect:

RESOLVED, that it is the determination of the Directors at this meeting, including a majority of the Independent Directors, that the joint insured fidelity bond written by the following entity in the following amount:

Name of Fidelity Bond Provider	Amount of Coverage

Federal Insurance Co.	$1,500,000

insuring the Fund and the other 1940 Act-registered investment companies named as insured parties under said bond, covering the Fund for larceny and embezzlement by the officers and employees of Fund in accordance with the requirements of Rule 17g-1 under the 1940 Act is reasonable in form and amount after having given due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Fund, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities in the Fund's portfolio, the identity of the Funds named as the other insured parties under said bond, and the nature of the business activities of such Funds; and it was further

RESOLVED, that the Directors, including a majority of the Independent Directors, hereby approve the payment by the Fund of the portion of the premium, for coverage under the joint insured fidelity bond having given due consideration to all relevant factors including, but not limited to, the identity of the Funds as the other parties named as insured parties under said bond, the nature of the business activities of such other parties, the amount of the joint insured bond, the amount of the premium for such bond, the ratable allocation of the premium between the Funds named as insureds, and the extent to which the share of the premium allocated to the Fund is less than the premium the Fund would have had to pay if it had provided and maintained its own insured bond; and it was further

RESOLVED, that Central Park Advisers hereby is authorized to cause the Fund to pay its ratable allocation of the total annual premium payable with respect to the fidelity bond referred to in the preceding resolution; and it was further

RESOLVED, that Fund management hereby is authorized, empowered and directed to execute and deliver the Joint Insured Fidelity Bond Agreement, in substantially the form contained in the meeting materials, with such non-material additions thereto, deletions therefrom and changes therein as Central Park Advisers, in consultation with Fund counsel, shall deem necessary or appropriate, such determination to be conclusively evidenced by the execution and delivery of said Agreement; and it was further

RESOLVED, that Central Park Advisers hereby is designated as the party responsible for making all filings with the SEC and giving all notices on behalf of the Fund with respect to such bond required by paragraph (g) of Rule 17g-1 under the 1940 Act; and it was further

RESOLVED, that the actions taken by the Fund's management in respect of the matters referred to in the preceding resolutions hereby are ratified, adopted and confirmed in all respects; and it was further

RESOLVED, that Fund management hereby is authorized to cause additional 1940 Act-registered funds, with the same Board as the Fund, sponsored by Central Park Group or Central Park Advisers to be named as joint insureds under the aforementioned Agreement, provided that the Board is notified of the addition and each additional fund pays its allocable portion of the premium.

The undersigned further hereby certifies that he is the Principal Accounting Officer of CPG Vintage Access Fund, LLC, a limited liability company organized under the laws of the State of Delaware; that the following is a true and correct copy of the resolutions duly adopted by a vote at a meeting of the Board of Directors of CPG Vintage Access Fund, LLC on July 21, 2017, at which meeting a quorum was at all times present and acting; and that said resolutions are in full force and effect:

RESOLVED, that it is the determination of the Directors at this meeting, including a majority of the Independent Directors, that the joint insured fidelity bond written by the following entity in the following amount:

Name of Fidelity Bond Provider	Amount of Coverage

Federal Insurance Co.	$1,500,000

insuring the Fund and the other 1940 Act-registered investment companies named as insured parties under said bond, covering the Fund for larceny and embezzlement by the officers and employees of Fund in accordance with the requirements of Rule 17g-1 under the 1940 Act is reasonable in form and amount after having given due consideration to all relevant factors including, but not limited to, the value of the aggregate assets of the Fund, the type and terms of the arrangements made for the custody and safekeeping of such assets and the nature of the securities in the Fund's portfolio, the identity of the other parties named as the other insured parties under said bond, and the nature of the business activities of such other parties; and it was further

RESOLVED, that the Directors, including a majority of the Independent Directors, hereby approve the payment by the Fund of the portion of the premium, for coverage under the joint insured fidelity bond having given due consideration to all relevant factors including, but not limited to, the identity of the other parties named as insured parties under said bond, the nature of the business activities of such other parties, the amount of the joint insured bond, the amount of the premium for such bond, the ratable allocation of the premium between the parties named as insureds, and the extent to which the share of the premium allocated to the Fund is less than the premium the Fund would have had to pay if it had provided and maintained its own insured bond; and it was further

RESOLVED, that Central Park Advisers hereby is authorized to cause the Fund to pay its ratable allocation of the total annual premium payable with respect to the fidelity bond referred to in the preceding resolution; and it was further

RESOLVED, that Central Park Advisers hereby is authorized, empowered and directed to execute and deliver the Joint Insured Fidelity Bond Agreement, in substantially the form contained in the meeting materials, with such non-material additions thereto, deletions therefrom and changes therein as Central Park Advisers, in consultation with counsel to the Fund, shall deem necessary or appropriate, such determination to be conclusively evidenced by the execution and delivery of said Agreement; and it was further

RESOLVED, that Central Park Advisers hereby is designated as the party responsible for making all filings with the SEC and giving all notices on behalf of the Fund with respect to such bond required by paragraph (g) of Rule 17g-1 under the 1940 Act; and it was further

RESOLVED, that the actions taken by Central Park Advisers in respect of the matters referred to in the preceding resolutions hereby are ratified, adopted and confirmed in all respects; and it was further

RESOLVED, that Central Park Advisers hereby is authorized to cause additional 1940 Act-registered funds, with the same Board as the Fund, sponsored by Central Park Group or Central Park Advisers to be named as joint insureds under the aforementioned Agreement, provided that the Board is notified of the addition and each additional fund pays its allocable portion of the premium.

Dated this 23rd day of August, 2017.

/s/ Michael Mascis

Michael Mascis

Principal Accounting Officer